Monaker Group, Inc. 8-K

 Exhibit 10.3

SECOND AMENDMENT TO

AMENDED AND RESTATED PROMISSORY NOTE

This Second Amendment to Amended and Restated Promissory Note (this “Agreement”), dated and effective March 27, 2020 (the “Effective Date”), amends that certain $2,700,000 Amended and Restated Promissory Note dated December 9, 2019, as previously amended by the First Amendment to Amended and Restated Promissory Note dated January 29, 2020 (as amended to date, the “Note”)1, by and between Monaker Group, Inc., a Nevada company (“Borrower”) and the Donald P. Monaco Insurance Trust (“Lender”). Certain capitalized terms used below but not otherwise defined shall have the meanings given to such terms in the Note.

WHEREAS, Borrower and Lender desire to amend the Note on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other good and valuable consideration, which consideration the parties hereby acknowledge and confirm the receipt and sufficiency thereof, the parties hereto agree as follows:

1.

Amendment to Note. Effective as of the Effective Date, the “Maturity Date” of the Note shall be amended from “April 1, 2020” to “December 1, 2020”, and each reference in the Note to Maturity Date shall refer to such Maturity Date as amended and extended hereby.

2.

Consideration. Each of the parties agrees and confirms by signing below that they have received valid consideration in connection with this Agreement and the transactions contemplated herein.

3.

Effect of Agreement; Note to Continue in Full Force and Effect. Upon the effectiveness of this Agreement, each reference in the Note to “Note”, “Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such Note as modified or amended hereby. Except as specifically modified or amended herein, the Note and the terms and conditions thereof shall remain in full force and effect.

4.

Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the parties, whether written, oral or otherwise.

5.

Counterparts and Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written to be effective as of the Effective Date.

Borrower:	Lender:

Monaker Group, Inc.	The Donald P. Monaco Insurance Trust

/s/ Bill Kerby	/s/ Donald P. Monaco
Bill Kerby	Donald P. Monaco
Chief Executive Officer	Trustee

1 https://www.sec.gov/Archives/edgar/data/1372183/000158069519000466/ex10-1.htm and https://www.sec.gov/Archives/edgar/data/1372183/000158069520000061/ex10-2.htm